                                                              Exhibit (a)(6)

                          MAINSTAY VP SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY



        MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Under a power contained in Article V, Section (2) of the charter of the Corporation (the "Charter") and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the "Board"), at a meeting duly called and held, adopted a resolution reclassifying the following shares of its authorized but unissued common stock, par value $0.01 per share ("Common Stock"), as follows:

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP American
shares of MainStay VP American Century               Century Income & Growth Portfolio -
Income & Growth Portfolio - Initial Class            Service Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Bond
shares of MainStay VP Bond Portfolio -               Portfolio - Service Class;
Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Capital
shares of MainStay VP Capital Appreciation           Appreciation Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP
shares of MainStay VP Convertible Portfolio          Convertible Portfolio - Service Class;
- Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Dreyfus
shares of MainStay VP Dreyfus Large Company          Large Company Value Portfolio - Service
Value Portfolio - Initial Class                      Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Eagle
shares of MainStay VP Eagle Asset Management         Asset Management Growth Equity Portfolio -
Growth Equity Portfolio - Initial Class              Service Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Equity
shares of MainStay VP Equity Income                  Income Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP
shares of MainStay VP Government Portfolio -         Government Portfolio - Service Class;
Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Growth
shares of MainStay VP Growth Equity                  Equity Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP High
shares of the undesignated Common Stock              Yield Corporate Bond Portfolio - Service
                                                     Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Indexed
shares of MainStay VP Indexed Equity                 Equity Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP
shares of MainStay VP International Equity           International Equity Portfolio - Service
Portfolio - Initial Class                            Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Lord
shares of MainStay VP Lord Abbett Developing         Abbett Developing Growth Portfolio -
Growth Portfolio - Initial Class                     Service Class;

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Mid Cap
shares of MainStay VP Mid Cap Core Portfolio         Core Portfolio - Service Class;
- Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Mid Cap
shares of MainStay VP Mid Cap Growth                 Growth Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Small
shares of MainStay VP Small Cap Growth               Cap Growth Portfolio - Service Class;
Portfolio - Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Total
shares of MainStay VP Total Return Portfolio         Return Portfolio - Service Class; and
- Initial Class

100,000,000 of the authorized but unissued     as    100,000,000 shares of MainStay VP Value
shares of MainStay VP Value Portfolio -              Portfolio - Service Class.
Initial Class

        SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of reclassified shares referred to above shall be as set forth in the Charter with respect to the Common Stock, as set forth in Article V of the Charter and in any other provisions of the Charter relating to shares of the Corporation generally.

        THIRD: The classes of Common Stock referred to in Article FIRST hereof have been reclassified by the Board under authority granted to it in the Charter.

        FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

        FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary this 13th day of May, 2003.


ATTEST:                                   MAINSTAY VP SERIES FUND, INC.



/s/   Robert A. Anselmi                   By:  /s/   Anne F. Pollack
---------------------------                    ---------------------------------
      Robert A. Anselmi                              Anne F. Pollack
      Secretary                                      President


















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